CERTIFICATE OF TRUST
                                       OF
                  NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST

     This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

1. The name of the trust is: Neuberger & Berman Advisers Management Trust ("Trust").

2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

3.   This Certificate is effective upon filing.

4. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940, as amended. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series

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     only, and not aganist the assets of the Trust generally or any other series.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate on the 23rd day of May, 1994.

                                        /s/ Alan R. Dynner
                                            Alan R. Dynner, as
                                            Trustee and not individually


                                       /s/  Ellen Metzger
                                            Ellen Metzger, as
                                            Trustee and not individually

                                       /s/  Michael J. Weiner
                                            Michael J. Weiner, as
                                            Trustee and not individually

                                            Address:  605 Third Avenue
                                                      New York, New York
                                                      10158-0006

STATE OF NEW YORK
CITY OF NEW YORK

     Before me this 23rd day of May, 1994, personally appeared the above-named Alan R. Dynner, Ellen Metzger and Michael J. Weiner, known to me to be the persons who executed the forgoing instrument and who acknowledged that they executed the same.

                                                      Lorraine Olavarria
                                                      Notary Public

     My commission expires 4-15-95.

               Lorraine Olavarria
          Notary Public, State of New York
                 No. 03-4979299
           Certified in Bronx County
          Commission expires 4-15-95